UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

KCS Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13781	22-2889587
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5555 San Felipe, Suite 1200
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 877-8006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Third Amendment to Second Amended and Restated Credit Agreement
Press Release dated December 2, 2004

Item 1.01 Entry into a Material Definitive Agreement.

     On December 1, 2004, KCS Energy, Inc. (“KCS”) entered into a third amendment (the “Third Amendment”) to its Second Amended and Restated Credit Agreement, dated as of November 18, 2003 as subsequently amended on February 26, 2004 and March 15, 2004 (as amended, the “Bank Credit Facility”), with the lenders party thereto, Bank of Montreal, acting through certain of its U.S. branches or agencies, as Agent and Collateral Agent, BNP Paribas, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.

     The Bank Credit Facility provides up to $100 million of revolving borrowing capacity. Borrowings under the Bank Credit Facility bear interest, at KCS’ option, at an interest rate of LIBOR plus 2.25% to 3.0% or the greater of (1) the Federal Funds Rate plus 0.5% or (2) the Base Rate, plus 0.5% to 1.25%, depending on utilization. Pursuant to the Third Amendment, effective December 1, 2004, the applicable margin for LIBO rate loans was reduced to 1.75% to 2.75% and the applicable margin for base rate loans was reduced to 0.00% to 1.00%, each depending on utilization. These rates will decrease by 0.5% after the final deliveries are made in connection with a production payment entered into by KCS in 2001 and the lien on the subject property is released. Under the Bank Credit Facility, KCS paid a commitment fee of 0.5% per year on the unused availability under the Bank Credit Facility. Pursuant to the Third Amendment, effective December 1, 2004, the commitment fee was amended to equal the product of (i) the actual available commitments on a given day times (ii) a fraction, the numerator of which is an applicable per annum rate (ranging from 0.35% to 0.50%, depending on utilization) for such day and the denominator of which is the number of days in the current fiscal year.

     The foregoing is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     In addition to the Bank Credit Facility and Third Amendment, KCS is also a party to certain commodity price swap agreements with each of Bank of Montreal, BNP Paribas and JPMorgan Chase Bank, N.A.

Item 8.01 Other Events.

     On December 1, 2004, KCS announced an increase in its 2004 capital budget to $155 million and set an initial 2005 capital budget. A copy of the press release announcing the increased capital budget for 2004 and the initial 2005 capital budget is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

     KCS disclaims any duty to update the information contained or incorporated by reference in this report other than as required by the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated and effective as of December 1, 2004, by and among KCS Energy, Inc., the lenders party thereto, Bank of Montreal, as Agent and Collateral Agent, BNP Paribas, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.

	Exhibit 99.1	KCS Energy, Inc. Press Release dated December 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCS ENERGY, INC.

Date: December 7, 2004	/s/ Frederick Dwyer

Frederick Dwyer
Vice President, Controller and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated and effective as of December 1, 2004, by and among KCS Energy, Inc., the lenders party thereto, Bank of Montreal, as Agent and Collateral Agent, BNP Paribas, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.

99.1	KCS Energy, Inc. Press Release dated December 2, 2004.